UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 30, 2007

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9901 Linn Station Road, Louisville, Kentucky		40223
(Address of principal executive offices)		(Zip code)

(502) 394-2100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2007, Res-Care, Inc. elected James H. Bloem as a member of the ResCare Board of Directors.  Mr. Bloem is Senior Vice President and Chief Financial Officer of Humana, Inc., one of the nation’s largest publicly traded health benefits companies, with over 11 million medical members.

ResCare also announced that E. Halsey Sandford has retired from the Board of Directors.  Mr. Sandford has been a director of ResCare since 1984 and served as ResCare’s Senior Executive from 1997 until March 2001 when he retired as a ResCare employee.   From 1992 to 1997, Mr. Sandford served as Executive Vice President responsible for development for what was then ResCare’s Division for Persons with Disabilities.

Mr. Bloem, who succeeds Mr. Sandford as a director for a term expiring at ResCare’s 2009 annual meeting, is expected to serve on the audit committee of ResCare’s Board of Directors.

A copy of the press release issued on November 2, 2007 to announce Mr. Bloem’s election and Mr. Sandford’s retirement is included as Exhibit 99.1 to this report.

Item 9.01               Financial Statements & Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated November 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: November 2, 2007	By	/s/ David W. Miles
David W. Miles
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

99.1	Copy of press release issued by the Company on November 2, 2007.